Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and to the use of our report dated June 5, 2015 in this Pre-Effective Amendment No. 3 of the Registration Statement (Form N-2 No. 333-202459 and No. 811-23035) of The Gabelli Go Anywhere Trust.

/s/ ERNST & YOUNG LLP

New York, New York
June 5, 2015